UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 17, 2011

Presidential Realty Corporation

 (Exact name of registrant as specified in its charter)

DELAWARE	1-8594	13-1954619
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

180 South Broadway, White Plains, New York	10605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (914) 948-1300

No change since last Report

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 3.01                                Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

By letter dated June 17, 2011, Presidential Realty Corporation (the “Company”) received a notice from the NYSE Amex LLC (the “Exchange”), indicating that the Company is not in compliance with the Exchange’s continued listing standard set forth in Section 1003(a)(iii) of the Exchange’s Company Guide due to having stockholders’ equity of less than $6,000,000 at March 31, 2011 and losses from continuing operations in its five most recent fiscal years ended December 31, 2010.

As permitted by the Exchange, the Company currently expects to submit a plan to the Exchange by July 18, 2011 that demonstrates the Company’s ability to regain compliance with the listing standard of Section 1003(a)(iii) of the Exchange’s Company Guide by December 17, 2012. If the plan is accepted, the Company may be able to continue its listing during the remediation period, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan. The Company’s Class B common stock will continue to trade under the symbol “PDL-B” but the symbol will become subject to the indicator extension “.BC” to denote the Company’s noncompliance with the Exchange’s listing standard. The Company’s Class A common stock trades in the over the counter market under the symbol PDNLA.

ITEM 9.01                                Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit	Description

99.1	Press release, dated June 22, 2011, announcing receipt of Notice from NYSE Amex for Non-Compliance with Continued Listing Criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 22, 2011
PRESIDENTIAL REALTY CORPORATION

By:	/s/ Jeffrey F. Joseph
Jeffrey F. Joseph
President

EXHIBIT INDEX

Exhibit	Description

99.1	Press release, dated June 22, 2011, announcing receipt of Notice from NYSE Amex for Non-Compliance with Continued Listing Criteria.